EXECUTION VERSION

AMENDMENT TO
PURCHASE AND SALE AGREEMENT
This AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated as of December 18, 2019 (this “Amendment”), is entered into by and among EVOQUA WATER TECHNOLOGIES LLC, a Delaware limited liability company (“Evoqua LLC”), WTG HOLDINGS COOPERATIEF U.A., a Dutch company (“AU Seller”), EVOQUA WATER TECHNOLOGIES LIMITED., an English private limited company (“Evoqua UK”), EVOQUA WATER TECHNOLOGIES PTE LTD., a Singapore private company limited by shares (“Evoqua Singapore”), EVOQUA WATER TECHNOLOGIES LTD., a Canadian corporation (“Evoqua Canada”), EVOQUA WATER TECHNOLOGIES (SHANGHAI) CO. LTD., a Chinese limited company (“Evoqua China”) (Evoqua LLC, AU Seller, Evoqua UK, Evoqua Singapore, Evoqua Canada and Evoqua China, each a “Seller” and collectively “Sellers”), WTG HOLDCO AUSTRALIA (MEMCOR) PTY. LTD, an Australian proprietary limited company (“Evoqua AU”), EVOQUA WATER TECHNOLOGIES MEMBRANE SYSTEMS PTY LTD., an Australian proprietary limited company (“Evoqua AU Subsidiary”), and DuPont de Nemours, Inc., a Delaware corporation (“Buyer”). Each of Sellers, Evoqua AU, Evoqua AU Subsidiary and Buyer are sometimes referred to herein as a “Party” and, collectively, as the “Parties”. Other capitalized terms used but not defined herein shall have the meanings given to them in the PSA (as defined below).
WHEREAS, the Parties have entered into that certain Purchase and Sale Agreement dated as of October 1, 2019 (the “PSA”); and
WHEREAS, on December 9, 2019, the Australian Competition and Consumer Commission has provided written confirmation that it will not oppose the consummation of Buyer’s acquisition of the Memcor Product Line under the PSA, and there are no other regulatory approvals necessary to consummate the transactions under the PSA; and
WHEREAS, the Parties now wish to close the purchase, sale and assignment of the Evoqua AU Shares, the MEMCOR® Product Line Assets and the MEMCOR® Product Line Liabilities and related transactions (“Close”) on and as of December 31, 2019 and amend the PSA to provide a greater degree of certainty for Closing on December 31, 2019;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree to amend the PSA, and the Parties otherwise agree, as follows:

1.	Amendment.
(a)    Delivery of Certain Certificates. On and effective as of the date of this Amendment (the “Amendment Date”), each of Sellers and Buyer is delivering to the other the duly executed Certificates attached hereto as Exhibits A and B, respectively.
(b)    Closing Date. Section 2.09 of the PSA is amended and restated as follows: “Subject to the terms of the Amendment to Purchase Agreement dated December 16, 2019 among the parties hereto (the “Amendment”), including satisfaction of the Remaining Closing Conditions as defined in Section 1(e) of the Amendment and the Escrow Release set forth in Section 1(f) of the Amendment, the closing of the purchase, sale and assignment of the Evoqua AU Shares, the MEMCOR® Product Line Assets and the MEMCOR® Product Line Liabilities and related transactions (the “Closing”; the date on which the Closing actually occurs is referred to herein as the “Closing Date”) and the other Contemplated Transactions shall occur on and as of, and the Closing Date shall be, December 31, 2019, and the Effective Time shall be 11:59 p.m., local time New York, New York, on the Closing Date at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, PA 15222, or at such other place, time or date as the Parties may agree. Closing shall be effective at the Effective Time.”
(c)    Waiver or Satisfaction of Certain Conditions. Except as already provided in the Certificates attached hereto as Exhibits A and B delivered on the Amendment Date pursuant to Section 1(a) above:

(i)
The conditions to Closing on the Closing Date set forth in Sections 9.01(a), (b) and (c) of the PSA are hereby satisfied or waived and are no longer conditions to the Parties’ obligations to consummate the Closing on the Closing Date.

(ii)
The conditions to Closing on the Closing Date set forth in each of (A) Section 9.02(a) of the PSA (excluding with respect to Fundamental Representations of Operating Companies), and (B) Section 9.02(d) of the PSA are all hereby waived and no longer conditions to Buyer’s obligations to consummate the Closing on the Closing Date, and the condition to Closing on the Closing Date set forth in Section 9.02(b)(i) of the PSA that Sellers have completed in all respects the Pre-Closing Transactions has been satisfied, and the Certificate to be delivered pursuant to 9.02(c) of the PSA shall be replaced and satisfied by delivery at the Closing of the Certificate attached as Exhibit E.

(iii)
The conditions to Closing on the Closing Date set forth in Section 9.03(a) of the PSA (excluding with respect to Fundamental Representations of Buyer) are hereby waived and are no longer conditions to Sellers’ obligations to consummate the Closing, and the Certificate to be delivered pursuant to 9.03(c) of the PSA shall be replaced and satisfied by delivery at the Closing of the Certificate attached as Exhibit F.

(d)    Delivery of Closing Documents in Escrow. Exhibit C hereto identifies all agreements, documents, instruments, deliveries and actions (duly executed by applicable Parties and other persons where applicable and in original form where required, all dated as of the Closing Date unless otherwise indicated) (i) that have been delivered by Buyer and Seller or their Affiliates to the other applicable Parties (or to applicable third parties) on or before the Amendment Date or that are deemed final by the Parties (as indicated on Exhibit C) (the “Closing Documents”), and (ii) that will be completed or delivered after the Closing Date. Except for any other deliveries provided for in the Purchase Agreement, as amended by this Amendment, or in the Escrow Agreement (defined in Section 1(e) below), the Closing Documents constitute all agreements, documents, instruments, deliveries and actions that are required under the PSA to be delivered by the Parties to Close on the Closing Date. The Closing Documents shall be held by the applicable Parties or their counsel IN ESCROW subject to release or return to the Parties as provided in Section 1(f) below.
(e)    Delivery in Escrow of Estimated Closing Payment. As soon as the escrow accounts shall have been established by the Escrow Agent for these purposes (the “Escrow Funding Date”), Buyer and/or its Buyer Designees shall deliver to JP Morgan Chase (“Escrow Agent”) ONE HUNDRED NINETEEN MILLION THREE HUNDRED FORTY EIGHT THOUSAND AND EIGHT HUNDRED AND EIGHTY THREE US DOLLARS ($119,348,883) (such amount, the “Escrow Funds”), representing a good faith estimate of the Estimated Closing Payment reduced by TWO MILLION US DOLLARS ($2,000,000) (the “China Holdback Amount”). Subject to the conditions set forth in this Amendment, the Escrow Funds (plus a separate payment by Buyer for the China Holdback Amount) shall be used to satisfy Buyer’s obligations under Section 2.11(a) of the PSA, subject to the other terms of the PSA, as amended hereby. The Escrow Funds shall be held under the terms of that certain Escrow Agreement dated the Amendment Date among Escrow Agent, Seller and Buyer attached as Exhibit D (the “Escrow Agreement”). Subject to satisfaction of the conditions to Closing set forth in the Purchase Agreement other than the conditions deemed to be satisfied or waived pursuant to this Amendment (the “Remaining Closing Conditions”), the Escrow Funds shall be disbursed pursuant to the Escrow Release on the Closing Date according to the Funds Flow Statement and otherwise as provided in Section 1(f) below.
(f)    Escrow Release. Prior to Closing, the Parties shall in good faith prepare a funds flow statement (“Funds Flow Statement”) reflecting all Closing payments required under Sections 2.11(a) of the PSA (a draft of which has been exchanged and agreed upon by the Parties as of the Amendment Date). Upon waiver or satisfaction of the Remaining Closing Conditions, then on the Closing Date (i) all Closing Documents shall be deemed automatically released from escrow and delivered according to Exhibit C effective as of the Effective Time, and (ii) Sellers, on the one hand, and Buyer and/or its Buyer Designees, on the other hand, shall jointly direct the Escrow Agent to deliver the Escrow Funds by wire transfer of immediately available federal funds, and Buyer or its Buyer Designee shall deliver the China Holdback Amount by wire transfer of immediately available federal funds, each in accordance with the Funds Flow Statement, provided however that (A) if the Escrow Funds plus the China Holdback Amount are less than the Estimated Closing Payment, then Buyer and/or its Buyer Designees shall deliver to Seller (or make adjustments to the Funds Flow Statement at Sellers’ direction that would have the identical effect to Sellers) an amount equal to such deficiency, and (B) if the Escrow Funds plus the China Holdback Amount are more than the Estimated Closing Payment, then the Parties shall jointly direct the Escrow Agent to deliver an amount equal to such excess to Buyers and/or its Buyer Designees (clauses (i) and (ii) herein, the “Escrow Release”). If Closing does not occur on or before December 31, 2019, then, notwithstanding the foregoing or anything else in the PSA to the contrary and unless the Parties otherwise agree in writing, the Parties shall continue to comply with the terms of the PSA and hold the Closing Documents IN ESCROW and direct that the Escrow Funds be held by the Escrow Agent until all Remaining Closing Conditions are satisfied or waived, but in no event shall Closing occur after January 31, 2020. If there is no Closing on or before January 31, 2020, unless the Parties otherwise agree in writing, the Parties shall direct the Escrow Agent to return the Escrow Funds to Buyer and/or its Buyer Designees and the Parties shall return all Closing Documents to the Parties who delivered such Closing Documents IN ESCROW under this Agreement as soon as practicable after January 31, 2020.
(g)    Pre-Closing Transactions Consents. The Parties acknowledge and agree that the provisions of Section 2.15 of the Purchase Agreement shall be deemed to apply with respect to each Assigned Contract that has been transferred to Evoqua AU Subsidiary in connection with the Pre-Closing Transactions for which consent of any Person in connection with such transfer is required to be obtained but which consent is not obtained prior to the Closing.
(h)    Final Estimated Closing Statement. The Parties acknowledge and agree that the Estimated Closing Statement attached as Exhibit G shall be deemed to be the Final Estimated Closing Statement and that the provisions of Section 2.10 have been satisfied.

2.	Binding Effect. Except to the extent expressly provided herein, the PSA shall remain in full force and effect in accordance with its terms.

3.
Counterparts. This Amendment may be executed in any number of counterparts, each of which will be an original, with the same effect as if the signatures were upon the same instrument. If any signature to this Amendment is delivered by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executive (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.	Survival. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

5.
Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (without giving effect to its principles or rules of conflict of Laws) as to all matters, including matters of validity, construction, effect, performance, and remedies.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

EVOQUA WATER TECHNOLOGIES LLC
By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: President and Chief Executive Officer

WTG HOLDINGS COOPERATIEF U.A. (Netherlands)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: Director

EVOQUA WATER TECHNOLOGIES LIMITED (UK)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: Director

EVOQUA WATER TECHNOLOGIES PTE. LTD. (Singapore)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: Director

EVOQUA WATER TECHNOLOGIES PTE. LTD. (Singapore)

By: /s/ Benedict Stas
Name: Benedict Stas
Title: Director

EVOQUA WATER TECHNOLOGIES LTD. (Canada)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: President and CEO

EVOQUA WATER TECHNOLOGIES (SHANGHAI) CO. LTD. (China)

By: /s/ Stefan Abramo
Name: Stefan Abramo
Title: Legal Representative

WTG HOLDCO AUSTRALIA (MEMCOR) PTY. LTD. (Australia)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: Director

EVOQUA WATER TECHNOLOGIES MEMBRANE SYSTEMS PTY. LTD. (Australia)

By: /s/ Ronald C. Keating
Name: Ronald C. Keating
Title: Director
DUPONT DE NEMOURS, INC.
By: /s/ Rose Lee
Name: Rose Lee
Title: President, Safety & Construction

Exhibit A
Officer’s Certificate of Evoqua Water Technologies LLC

Exhibit B
Officer’s Certificate of DuPont de Nemours, Inc.

Exhibit C
Closing Documents

Exhibit D
Escrow Agreement

Exhibit E
Officer’s Certificate of Evoqua Water Technologies LLC

Exhibit F
Officer’s Certificate of DuPont de Nemours, Inc.

Exhibit G
Estimated Closing Statement

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